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[SUTHERLAND ASBILL
& BRENNAN LLP]

W. THOMAS CONNER
DIRECT LINE: 202.383.0590
Internet: tconner@sablaw.com

                                                            April 25, 2003




State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, IL  61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 6 to the registration statement on Form N-6 for State Farm Life and Accident Assurance Company Variable Life Separate Account (File No. 333-64345). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                            By:  /s/ W. Thomas Connor
                                                 ------------------------------

                                                 W. Thomas Conner, Esq.

WTC/lm